Exhibit 4.4


                              TRADEMARK ASSIGNMENT


          WHEREAS, ASA International Ltd., a Delaware corporation ("Assignor") and CommercialWare, Inc., a Delaware corporation("Assignee"), have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") as of March 3, 1999;

          WHEREAS, pursuant to the Asset Purchase Agreement, Assignor agreed to assign all of its right, title and interest in a certain Trademark (as defined below) to Assignee.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer and set over, unto Assignee, its successors, legal representatives and assigns, Assignor's entire right, title and interest, including the right to sue for and collect past damages, in, to and under the trademarks, now existing or hereafter acquired, including all registrations, applications, and renewals thereof, together with that part of the good will of the business symbolized thereby (any and all being the "Trademark") for the following Trademark:

    MARK          COUNTRY            REG #         REG DATE    STATUS

    Mozart        United States      2,153,597     4/28/98     issued


          IN TESTIMONY WHEREOF, Assignor has set his hand and seal to this Assignment as of March 3, 1999.


WITNESS:                            ASA INTERNATIONAL LTD.


/s/ MaryAnn Bishop                  By: /s/ Terrence C. McCarthy
--------------------                    -------------------------

                          COMMONWEALTH OF MASSACHUSETTS

Middlesex County, ss.                                     March 3, 1999

     Then personally appeared the above-named [NAME] Terrence C. McCarthy, [TITLE] Vice President + Treasurer as aforesaid, to me known and known to me to be the individual who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed before me,


                                        /s/ Pearl R. Blatz
                                        --------------------------
                                             , Notary Public
                                        My commission expires: 9/07/01